14755 Preston Road, Suite 105

Dallas, Texas 75254

December 11, 2015

SWK Holdings Corporation
14755 Preston Road, Suite 105
Dallas, Texas 75254

Ladies and Gentlemen:

On the date hereof, SWK Holdings Corporation, a Delaware corporation (“the Company”), filed with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering and sale by the Company of up to 450,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), to be issued under the SWK Holdings Corporation 2010 Equity Incentive Plan (the “2010 Plan”). I have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement with the Commission. I am furnishing this opinion letter pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission’s Regulation S-K.

In connection therewith, I have examined (i) the Company’s Second Amended and Restated Articles of Incorporation, as amended, (ii) the Company’s Amended and Restated By-laws, (iii) records of proceedings of the Board of Directors, or committees thereof, of the Company deemed by me to be relevant to this opinion letter, (iv) the 2010 Plan, (v) the Registration Statement and (vi) such other corporate documents and records, certificates of public officials and questions of law as I have deemed necessary or appropriate for purposes of this opinion. I have also reviewed the relevant statutory provisions of the Delaware General Corporation Law (“DGCL”) and such other legal authority in Delaware as I have deemed relevant.

My opinion set forth below is limited to the DGCL, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting the DGCL and Constitution that, in my professional judgment, are normally applicable to transactions of the type contemplated by the Plan, and I do not express any opinion herein concerning any other laws.

Based upon and subject to the foregoing, I am of the opinion that the Shares are duly authorized for issuance, and when issued by the Company in accordance with the terms and conditions of the 2010 Plan, the Shares will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption “Interests of Named Experts and Counsel.”

Very truly yours,

/s/ Parth S. Munshi
Parth S. Munshi
General Counsel and Secretary